Exhibit 15.3

Our Ref:  U6961_Consent letters_Coal.docx                                                                               30 January 2017

Dear Sirs/Mesdames:

RE:        United States Securities and Exchange Commission

I hereby consent to (a) SRK Consulting UK Ltd. (SRK) being named in the Annual Report on Form 20-F of ArcelorMittal SA for the year ended December 31, 2016 (the "2016  20-F”)  as having conducted independent audits of the 2016 coal reserve estimates on ArcelorMittal SA's properties in Kazakhstan and (b) the incorporation by reference of the 2016 20-F into Registration Statements Nos. 333-147382, 333-153576, 333-162697, and 333-170117 on Form S-8 and Registration Statement No. 333-202409 on Form F-3 (as amended by Post-Effective Amendment No. 1).

For and on behalf of SRK Consulting (UK) Limited

/s/ Keith Philpott	/s/ Richard Oldcorn
Keith Philpott, Corporate Consultant, Coal Geology, Project Manager SRK Consulting (UK) Limited	Richard Oldcorn, Chairman & Corporate Consultant (Due Diligence), Project Director SRK Consulting (UK) Limited